UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): December 17, 2025

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On December 17, 2025, ENB Financial Corp (the “Company”) entered into Subordinated Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors and qualified institutional buyers (the “Purchasers”) pursuant to which the Company sold and issued $42,500,000 in aggregate principal amount of its 6.50% fixed to floating rate subordinated notes due December 31, 2035 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Company intends to use the net proceeds from the sale of Subordinated Notes for general corporate purposes, including, without limitation, to fund current and future acquisitions, strategic opportunities and growth and for investment in, or capital contributions to, its wholly-owned subsidiary, The Ephrata National Bank (the “Bank”), and which may include the redemption of all or a portion of its currently outstanding 4.00% Fixed to Floating Rate Notes due December 31, 2030. The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes have a stated maturity of December 31, 2035, are redeemable by the Company at its option, in whole or in part, on or after December 17, 2030, and at any time upon the occurrences of certain events. Prior to December 17, 2030, the Company may redeem the Notes, in whole or in part, only under certain limited circumstances set forth in the Note. On or after December 17, 2030, the Company may redeem the Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption. The Notes are not subject to redemption at the option of the holder.

The Notes will bear interest at a fixed rate of 6.50% per year, from and including December 17, 2025 to, but excluding, December 31, 2030 or earlier redemption date. From and including December 31, 2030 to, but excluding the maturity date or earlier redemption date, the interest rate will reset quarterly at a variable rate equal to the three month term secured overnight financing rate (“SOFR”) plus 306 basis points. As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than the three month term SOFR.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company's current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries.

The form of the Note and the form of the Purchase Agreement are attached as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreements and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2025, the Boards of Directors of the Company and the Bank, appointed Rachel G. Bitner, President and Chief Executive Officer Elect of the Corporation and the Bank, as a director of the Corporation and the Bank. Ms. Bitner was appointed as a Class C director of the Corporation to serve until the 2026 annual meeting of shareholders.

Other than her current employment agreement and benefits available to all employees of the Company and Bank, Ms. Bitner was not selected as a director pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

In connection with the offering of the Notes described in Item 1.01, the Company provided certain investors with a slide deck that included information about the Company. A copy of the slide deck is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this item shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Form of 6.50% Fixed to Floating Rate Subordinated Note due December 31, 2035 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement 6.50% Fixed to Floating Rate Subordinated Note due December 31, 2035 filed as Exhibit 10.1 hereto).

10.1	Form of Subordinated Note Purchase Agreement 6.50% Fixed to Floating Rate Subordinated Note due December 31, 2035, dated December 17, 2025, by and among ENB Financial Corp and the Purchasers.

99.1	Slide Deck dated December 2, 2025

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: December 18, 2025	/s/ Douglas P. Barton
Douglas P. Barton
Executive Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)